UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 5, 2018

RANDOLPH ACQUISITIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55389	47-3152749
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4228 First Avenue

Suite# 15

Tucker, GA 30084

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

404-267-7093 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2018, Randolph Acquisitions, Inc., a Delaware corporation (the “Company”), announced that the Company and Simon Gray had mutually agreed that Mr. Gray would resign from his position as the Company’s Chief Financial Officer, effective immediately, to pursue other business and personal interests. The mutual decision for Mr. Gray to resign did not result from and was not related to any disagreement between Mr. Gray and the Company relating to the Company’s financial reporting or condition, policies, or practices.

Pursuant to the terms of Mr. Gray’s employment agreement, upon the mutual agreement of the Company and Mr. Gray, the employment agreement could be terminated without requiring prior notice.

The Company appreciates Mr. Gray’s services, and wishes him well in his future endeavors.

The Company’s Board of Directors has begun a search for a new chief financial officer. In the interim, The Company’s Chief Executive Officer, Richard J. Randolph III, will resume the duties of chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RANDOLPH ACQUISITIONS, INC.

By:	/s/ Richard J. Randolph III
Richard J. Randolph III
Chief Executive Officer, President
(Principal Executive Officer)

Date:	March 9, 2018